UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2022

MIX TELEMATICS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd
Suite 100	Boca Raton
Florida	33487	+1	(887)	585-1088
(Address of Principal Executive Offices)		Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, Mr. Robin Frew resigned from the board of directors (the “Board”) of MiX Telematics Limited (the “Company”). Mr. Frew has advised the Board that as part of a long-term strategy for asset diversification and estate planning purposes, he intends to enter into a 10b5-1 plan in order to dispose of up to approximately 15% of his shareholdings in the Company. However, implementation of the plan may result in trades occurring during a closed period which would require a dispensation to be obtained from the Johannesburg Stock Exchange (the “JSE”), which it has declined to grant, although dispensation has been granted before. Therefore, Mr. Frew has advised the Board that he has resigned in order to enable him to proceed with his asset diversification objectives. His decision to resign is not due to any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

Mr. Frew has advised the Board of his willingness to re-join the Board once the regulatory constraint imposed by the JSE ceases to impact his objectives in implementing the 10b5-1 plan. The Board will give full consideration to Mr. Frew’s offer.

On November 3, 2022, the Board appointed Ian Jacobs, a current independent non-executive director, as chairman of the Board.

Item 7.01. Regulation FD Disclosure.

This report contains a copy of the submission to the JSE by announcing changes to the Board. The submission is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No. Description of Exhibit

99.1 Submission to the Johannesburg Stock Exchange - MiX Telematics changes to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By: /s/ Paul Dell
Name: Paul Dell
Title: Vice President and Chief Financial Officer

Date: November 3, 2022

Exhibit 99.1

MiX TELEMATICS LIMITED
(Incorporated in the Republic of South Africa)
(Registration number 1995/013858/06)
JSE share code: MIX ISIN: ZAE000125316
NYSE share code: MIXT
(“MiX Telematics” or the “Company”)

CHANGES TO THE BOARD OF DIRECTORS

As part of a long-term strategy for asset diversification and estate planning purposes, Robin Frew intends entering into a share trade plan as contemplated in Rule 10b5-1 under the U.S. Securities Exchange Act of 1934 in order to dispose of up to 520 000 American Depositary Shares (“ADSs”), each representing 25 ordinary shares of MiX Telematics. Under the share trade plan, Mr. Frew would appoint a broker to sell a pre-determined number of ADSs on the New York Stock Exchange (“NYSE”) at pre-determined prices during a period that would begin after the expiration of a cooling off period. The share trade plan would be structured such that Mr. Frew would not retain any discretion over whether or when, or at what prices, any sales of ADSs would be made.

Although share trade plans are a well-accepted mechanism in the U.S. market for managing the sale of shares of directors of U.S. listed companies, such director share realization plans are not catered for under the Johannesburg Stock Exchange (“JSE”) Listings Requirements and the implementation of such a plan requires a dispensation to be obtained from the JSE given that it may result in the disposal of shares by the appointed broker during a closed period (as contemplated by the JSE Listings Requirements).

Having regard to a previous favorable dispensation granted by the JSE, surprisingly the JSE declined to grant the dispensation in respect of Mr. Frew’s share trade plan. This notwithstanding that trades would be effected only on the NYSE (which accounts for in excess of 90% of volume of Company shares traded) and that Mr. Frew would have no discretion in respect of the trades effected under the share trade plan. The JSE position was unexpected, taking into account the various representations made to the JSE by the Company that the implementation of the share trade plan would be in the best interests of the Company and its shareholders.

To enable Mr. Frew to proceed with his asset diversification objectives on a basis that will avoid Mr. Frew being placed in a position whereby the implementation of the share trade plan may result in a breach of the JSE Listings Requirements, Mr. Frew has regretfully, albeit understandably, resigned as non-executive director and chairman of the Company with effect from November 2, 2022.

Recognizing that the sole reason for Mr. Frew’s resignation is to avoid a regulatory disconnect between what is permitted under the SEC rules and the JSE Listings Requirements, Mr. Frew has expressed a willingness to re-join the Board. The Company will give full consideration to invite Mr. Frew to re-join the Board once this regulatory constraint imposed by the JSE ceases to impact Mr. Frew’s objectives in implementing the share trade plan.

In announcing his plans, Mr. Frew said: “My intention was and remains to give effect to my and our family’s estate planning and investment diversification objectives through a managed and responsible disposal of a small portion of our family’s investment in MiX Telematics and on a basis that would avoid any negative impact on the Company or disruption of my non-executive role. Mix Telematics has excellent growth prospects, and our family remains fully committed to its investment. At the conclusion of this process, I, together with my associates, will retain around 85% of our current MiX Telematics holdings and will remain one of the Company’s largest shareholders. Once the regulatory constraints that have necessitated my unexpected resignation have been resolved, if invited to do so, I will be thrilled to rejoin the Board.”

Shareholders are advised that the Board has appointed current independent non-executive director, Ian Jacobs, as chairman of MiX Telematics with effect from November 3, 2022.

Commenting on his appointment, Mr. Jacobs stated: “As a shareholder and current Board member, I look forward to helping guide the organization as chairman. With record organic subscriber growth reported in our fiscal second quarter results and a disciplined M&A strategy in place, I remain highly confident in the Company’s growth trajectory. This, combined with our commitment to improving operating margins and cash generation through ongoing cost saving initiatives, gives me the utmost confidence in our leadership team’s ability to meet our long-term financial targets and increase shareholder value.”

November 3, 2022

Sponsor